SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 1998

                     VIDEOLAN TECHNOLOGIES, INC.
          (Exact name of registrant as specified in charter)


Delaware                 000-26302                611283466
(State or other     (Commission File Number)     (IRS Employer
jurisdiction or                                   Identification
incorporation)                                    No.)


11403 Bluegrass Parkway, Suite 400
Louisville, Kentucky                                  40299
(Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 502) 266-0099

                          Not Applicable
                  (Former name or former address
                  if changed since last report.)

             INFORMATION TO BE INCLUDED IN THE REPORT

Item 3.   Bankruptcy or Receivership.

     On February 17, 1998, Videolan Technologies, Inc., a Delaware corporation (the "Company") filed a voluntary petition for relief under Chapter 11 Reorganization pursuant to the United States Bankruptcy Code. The Company will continue to manage its affairs as a debtor-in-possession subject to the supervision and orders of the bankruptcy court. As of the date of this report, no plan of reorganization has been filed by the Company and no trustee, examiner or other officer has been appointed by the court to manage the affairs of the Company.

Item 5.   Other Matters.

     On January 5, 1998, the Company issued a news release announcing that it would cease operations effective immediately. The press release is included as Exhibit 99.1 to this report.

     On or prior to January 29, 1998, Norman Barkeley, Achille Tedesco and Jack Shirman resigned from their positions as directors of the Company. On February 17, 1998, Don Clark and James Cooney were appointed as directors of the Company effective immediately.

     On January 9, 1998, the Company mailed an open letter to its shareholders to inform the shareholders of the current status of the Company. The text of the letter is included as Exhibit 99.2 to this report.

     By letter dated February 10, 1998, Nasdaq Stock Market, Inc.
notified the Company that the Company's securities were deleted from the Nasdaq Stock Market effective February 10, 1998.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.

     (a)  Not applicable.

     (b)  Not applicable.

     (c)  Exhibits.
          Exhibit 99.1 -- News Release issued by the Company dated
                          January 5, 1998.
          Exhibit 99.2 -- Open letter to shareholders dated January 9,
                          1998.


                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                         VIDEOLAN TECHNOLOGIES, INC.


                         By:/s/ Steven B. Rothenberg
                              Steven B. Rothenberg
                              Senior Vice President Finance,
                              Treasurer And Chief Financial
                              Officer

                         Date: March 3, 1998